As filed with the Securities and Exchange Commission on November 4, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-1756290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Bionano Genomics, Inc. 2020 Inducement Plan
(Full titles of the plan)

R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, California 92121
(858) 888-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,000,000(3)	$5.25	$5,250,000	$486.68

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”), of Bionano Genomics, Inc. (the “Registrant”) that become issuable under the Registrant’s 2020 Inducement Plan, as amended (the “Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)
This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sale prices of the Common Stock on November 1, 2021, as reported on the Nasdaq Capital Market.

(3)
Represents an increase in the number of shares of Common Stock reserved for issuance under the Inducement Plan pursuant to an amendment to the Inducement Plan approved by the Board of Directors of the Registrant on October 6, 2021.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2020 (File No. 333-248468). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.3	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(4)	Bionano Genomics, Inc. 2020 Inducement Plan, as amended.
99.2(5)	Form of Stock Option Grant Notice and Stock Option Agreement under the Bionano Genomics, Inc. 2020 Inducement Plan.

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 23, 2021.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2018.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-225970), as amended.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on October 12, 2021.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 24, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 4, 2021.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Erik Holmlin, Ph.D. as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Erik Holmlin,Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 4, 2021
R. Erik Holmlin, Ph.D.

/s/ Christopher Stewart	Chief Financial Officer (Principal Financial and Accounting Officer)	November 4, 2021
Christopher Stewart

/s/ David L. Barker, Ph.D.	Director	November 4, 2021
David L. Barker, Ph.D.

/s/ Yvonne Linney, Ph.D.	Director	November 4, 2021
Yvonne Linney, Ph.D.

/s/ Albert A. Luderer, Ph.D.	Director	November 4, 2021
Albert A. Luderer, Ph.D.

/s/ Hannah Mamuszka	Director	November 4, 2021
Hannah Mamuszka

/s/ Christopher Twomey	Director	November 4, 2021
Christopher Twomey

/s/ Kristiina Vuori, M.D., Ph.D.	Director	November 4, 2021
Kristiina Vuori, M.D., Ph.D.